EXHIBIT A

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


Dated: February 11, 2008                     By:  /s/ Kim M. Silva
                                               --------------------------------
                                                      Kim M. Silva

                                           Attorney-in-Fact for:

                                           SPO PARTNERS II, L.P. (1)
                                           SPO PARTNERS II CO-INVESTMENT
                                             PARTNERSHIP, L.P. (1)
                                           SPO ADVISORY PARTNERS, L.P. (1)
                                           SAN FRANCISCO PARTNERS II, L.P. (1)
                                           SF ADVISORY PARTNERS, L.P. (1)
                                           SPO ADVISORY CORP. (1)
                                           JOHN H. SCULLY (1)
                                           WILLIAM E. OBERNDORF (1)
                                           WILLIAM J. PATTERSON (1)
                                           J. STUART RYAN (1)
                                           RYDOUT LLC (1)


                                           (1) A Power of Attorney authorizing
                                           Kim M. Silva to act on behalf of
                                           this person or entity is filed as
                                           Exhibit B.